U.S. Securities and Exchange Commission

Washington, D.C. 20549

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Form 8-k

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 2, 2014

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Commission File No. 001-33718

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Bioheart, Inc.

(Name of small business issuer as specified in its charter)

Florida	65-0945967
State of Incorporation	IRS Employer Identification No.

13794 NW 4th Street, Suite 212, Sunrise, Florida 33325

(Address of principal executive offices)

(954) 835-1500

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to Bioheart, Inc., unless the context requires otherwise.

Item 1.02 Termination of a Material Definitive Agreement.

In June 2000, we entered into an agreement with William Beaumont Hospital, or WBH, pursuant to which WBH granted to us a worldwide, exclusive, non-sublicenseable license to two U.S. method patents covering the inducement of human adult myocardial cell proliferation in vitro, or the WBH IP. The term of the agreement is for the life of the patents, which expire in 2015. We did not use this license in any of our technologies. We have not made any payments to WBH other than the initial payment to acquire the license. On April 2, 2014, the Company received confirmation that it has no obligation under the patent license agreement and WBH agreed to terminate the patent license agreement.

Accordingly, the Company will recognize approximately $2,100,000 in settlement of debt which represents the accumulative accrual and related interest from past years under the 2000 patent license agreement.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant Date: April 7, 2014	Bioheart, Inc. By: /s/ Mike Tomas
Mike Tomas
Chief Executive Officer